Exhibit 10.35



                             NORTH CREEK PLACE LEASE

                                     BETWEEN

                              SPF HOLDING COMPANY,

                                   AS LANDLORD

                                       AND

                               TCSI CORPORATION.,

                                    AS TENANT


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                                      LEASE
                                     BETWEEN
                              SPF HOLDING COMPANY,
                                   AS LANDLORD
                                       AND
                                TCSI CORPORATION,
                                    AS TENANT


                                      INDEX

                                                                            PAGE

SECTION I - LEASE DATA AND EXHIBITS...........................................3
   1. LEASE DATA; EXHIBITS....................................................3
   1.1 Building...............................................................3
   1.2 Premises...............................................................3
   1.3 Commencement Date......................................................3
   1.4 Base Term..............................................................3
   1.5 Minimum Rent...........................................................3
   1.6 Security Deposit.......................................................3
   1.7 Notice Addresses.......................................................3
   1.8 Use....................................................................3
      1.9 PARKING.............................................................4
      1.10 PARK...............................................................4
   1.11 Exhibits..............................................................4
SECTION II - PREMISES.........................................................4
   2.1 PREMISES...............................................................4
   2.2 RESERVED TO LANDLORD...................................................4
   2.3 CHANGES TO PARK........................................................4
SECTION III - TERM............................................................4
   3.1 BASE TERM..............................................................4
SECTION IV - RENT.............................................................4
   4.1 MINIMUM RENT...........................................................4
   4.2 ADDITIONAL RENT........................................................4
   4.3 TENANT'S CONTRIBUTIONS TO OPERATING EXPENSES AND REAL PROPERTY TAXES...5
   4.4 LATE CHARGE; INTEREST..................................................6
SECTION V - CONDUCT OF BUSINESS...............................................6
   5.1 USE OF PREMISES........................................................6
   5.2 APPEARANCE OF PREMISES.................................................6
   5.3 UNLAWFUL USE...........................................................7
   5.4 LIENS AND ENCUMBRANCES.................................................7
   5.5 HAZARDOUS SUBSTANCES...................................................7
   5.6 SIGNS..................................................................7
SECTION VI - UTILITIES AND OTHER CHARGES......................................7
   6.1 UTILITIES..............................................................7
   6.2 SERVICES...............................................................7
   6.3 LICENSES AND TAXES.....................................................8
SECTION VII - DEPOSIT.........................................................8
   7.1 DEPOSIT................................................................8
SECTION VIII - COMPLETION AND ALTERATIONS.....................................9
   8.1 DELIVERY OF PREMISES...................................................9
   8.2 ALTERATIONS BY TENANT..................................................9
SECTION IX - MAINTENANCE OF PREMISES..........................................9
   9.1 MAINTENANCE AND REPAIR BY TENANT.......................................9
   9.2 FAILURE TO MAINTAIN....................................................9
   9.3 REPAIRS BY LANDLORD....................................................9
   9.4 SURRENDER OF PREMISES.................................................10
SECTION X - COMMON AREAS.....................................................10
   10.1 CONTROL OF COMMON AREAS BY LANDLORD..................................10
SECTION X - INSURANCE AND INDEMNITY..........................................10

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   11.1 INDEMNIFICATION......................................................10
   11.2 INSURANCE............................................................11
   11.3 INCREASE IN INSURANCE PREMIUMS.......................................11
   11.4 WAIVER OF SUBROGATION................................................11
SECTION XII - ASSIGNMENT AND SUBLETTING......................................12
   12.1 ASSIGNMENT OR SUBLEASE...............................................12
   12.2 OWNERSHIP............................................................12
   12.3 ASSIGNMENT BY LANDLORD...............................................12
SECTION XIII - DESTRUCTION OF PREMISES.......................................12
   13.1 PARTIAL DESTRUCTION..................................................12
   13.2 TOTAL DESTRUCTION....................................................13
   13.3 LIMITATION...........................................................13
SECTION XIV - EMINENT DOMAIN.................................................13
   14.1 TOTAL TAKING.........................................................13
   14.2 PARTIAL TAKING.......................................................13
   14.3 DAMAGES..............................................................13
SECTION XV - DEFAULT OF TENANT...............................................14
   15.1 DEFAULTS.............................................................14
   15.2 LEGAL EXPENSES.......................................................15
   15.3 REMEDIES CUMULATIVE; WAIVER..........................................15
SECTION XVI - ACCESS BY LANDLORD; DEFAULT OF LANDLORD........................15
   16.1 RIGHT OF ENTRY.......................................................15
   16.2 EXCAVATION...........................................................15
   16.3 DEFAULT OF LANDLORD..................................................16
SECTION XVII - SURRENDER OF PREMISES.........................................16
   17.1 SURRENDER OF POSSESSION..............................................16
   17.2 HOLDING OVER.........................................................16
SECTION XVIII - QUIET ENJOYMENT..............................................16
   18.1 LANDLORD'S COVENANT..................................................16
SECTION XIX - MISCELLANEOUS..................................................16
   19.1 NOTICES..............................................................16
   19.2 SUCCESSORS OR ASSIGNS................................................16
   19.3 INSOLVENCY...........................................................17
   19.4 TENANT DEFINED.......................................................17
   19.5 BROKERAGE COMMISSIONS................................................17
   19.6 PARTIAL INVALIDITY...................................................17
   19.7 RECORDING............................................................17
   19.8 SUBORDINATION; NOTICE TO LENDER; ATTORNMENT..........................17
   19.9 FINANCIAL STATEMENTS.................................................17
   19.10  LIABILITY OF LANDLORD..............................................18
   19.11  FORCE MAJEURE......................................................18
   19.12  TRANSPORTATION MANAGEMENT PROGRAM; RECYCLING.......................18
SECTION XX - EXECUTION OF LEASE..............................................18
   20.1 EXECUTION BY LANDLORD AND TENANT; APPROVAL OF LENDER.................18
SECTION XXI - ENTIRE AGREEMENT - APPLICABLE LAW..............................18
   21.1 ENTIRE AGREEMENT - APPLICABLE LAW....................................18


EXHIBITS

A        Legal Description of Larger Parcel
A-1      Diagram of Land
B        Floor Plan
C        Rules and Regulations
D        Improvements
E        Subordination, Non-Disturbance and Attornment Agreement

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                             NORTH CREEK PLACE LEASE

         THIS LEASE is made as of the 28TH day of December, 1999, by and between SPF HOLDING COMPANY, a Washington corporation ("Landlord"), and TCSI CORPORATION, a Nevada corporation ("Tenant").

         For and in consideration of the mutual promises, covenants and conditions set forth in this Lease, Landlord and Tenant agree as follows:

                       SECTION I - LEASE DATA AND EXHIBITS

         1. LEASE DATA; EXHIBITS. The following definitions shall apply, except as otherwise specifically modified herein:

         1.1 BUILDING. The building comprising North Creek Place is situated on the real property described in attached EXHIBIT A (the "Larger Parcel"). As used herein the term Land refers only to that portion of the Larger Parcel which is marked by crosshatching on attached EXHIBIT A-1. The area of the Land is thirteen and fourteen one-hundredths percent (13.14%) of the area of the Larger Parcel.

         1.2 PREMISES. The space located on the third floor of the Building, as outlined on the floor plans(s) attached as EXHIBIT B. The estimated areas of the Premises and Building are as follows:

             The Premises - approximately 9,475 rentable square feet

             The Building - approximately 88,394 rentable square feet

         1.3 COMMENCEMENT DATE. May 1, 2000. See Section 3.1.

         1.4 BASE TERM. Sixty (60) months.

         1.5 MINIMUM RENT. Tenant shall pay minimum rent each month based on the following annual rates per rentable square foot of Premises area:

             PERIOD                           Annual Rate Per Rentable
                                                     SQUARE FOOT

             1-36                                    $16.50

             37-60                                   $17.75

         1.6 SECURITY DEPOSIT. $19,226

         1.7 NOTICE ADDRESSES

             Landlord:               700 Fifth Avenue
                                     Suite 6000
                                     Seattle, Washington 98104

             With Copy to:           Alston, Courtnage, Proctor & Bassetti LLP
                                     Attn:  Michael S. Courtnage
                                     1000 Second Avenue
                                     Suite 3900
                                     Seattle, Washington 98104-1045

             Tenant:                 At the Premises.

         1.8 USE. Tenant shall use the Premises only for general business office purposes. See Section 5.1.

         1.9 PARKING. See Section 10.1.


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         1.10 PARK. The Park consists of the Land and Building, as such may be expanded pursuant to Section 2.3.

         1.11 EXHIBITS. The following exhibits are made a part of this Lease:

              Exhibit A -   Legal Description of Larger Parcel
              Exhibit A-1 - Diagram of Land
              Exhibit B -   Floor Plan
              Exhibit C -   Rules and Regulations
              Exhibit D -   Improvements
              Exhibit E -   Subordination, Non-Disturbance and Attornment
                            Agreement

                              SECTION II - PREMISES

         2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The actual area of the Premises and Building will be determined by Landlord's measurement in accordance with BOMA Standards (ANSI Z65.1-1996, approved June, 1996 by American National Standards Institute, Inc.) before the Commencement Date.

         2.2 RESERVED TO LANDLORD. Landlord reserves all air rights over the Premises, the use of the exterior walls, the roof of the Building, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises in locations which will not materially interfere with Tenant's use thereof to serve other parts of the Building and/or the Land.

         2.3 CHANGES TO PARK. Landlord reserves the right at any time to make alterations or additions to the Park, to expand the Park to include additional phases from time to time to construct other buildings or improvements in the Park and to relocate the various parking and other common areas and to grant easements with respect thereto, so long as none of the foregoing materially and adversely affect Tenant's access to, or use of, the Premises.

                               SECTION III - TERM

         3.1 BASE TERM. This Lease shall be for the Section 1.4 base term commencing on the Commencement Date, unless the Premises are not delivered by Landlord in the condition required under terms of EXHIBIT D hereto by such date, in which event the Commencement Date shall be delayed until the Premises are so delivered, unless the delay was due to Tenant, in which latter event there shall be no delay in the Commencement Date.

                                SECTION IV - RENT

         4.1 MINIMUM RENT. Tenant shall pay to Landlord at 700 Fifth Avenue, Suite 6100, Seattle, Washington 98104, or to such other entity or address as may be specified by Landlord from time to time, without any set off or deduction whatsoever, as fixed minimum rent during the base term, the amount per rentable square foot of Premises area specified in Section 1.5, payable in equal monthly installments. Monthly installments of fixed minimum rent are due in advance on or before the first day of each month of the Lease term. Rent for partial months shall be prorated. The minimum rent does not include the additional rent payable by Tenant pursuant to this Lease.

         4.2 ADDITIONAL RENT. In addition to minimum rent, all other sums to be paid or reimbursed by Tenant to Landlord, whether or not so designated, are "additional rent" for the purposes of this Lease. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may, but shall not be obligated to, perform such obligations, and the cost thereof to Landlord shall also be additional rent. Unless otherwise specifically provided in this Lease, Tenant shall pay Landlord all additional rent within ten (10) days after demand.

         4.3 TENANT'S CONTRIBUTIONS TO OPERATING EXPENSES AND REAL PROPERTY TAXES. In addition to minimum rent Tenant shall pay to Landlord as additional rent "Tenant's Share" (defined in Section 4.3(a) below) of all "Operating Costs" (defined in Sections 4.3(b) below) and "Real Property Taxes" (defined in Section 4.3(b) below) incurred in connection with the operation of the Building and/or Park as follows:

                  (a) Before Lease commencement and each calendar year commencing thereafter, Landlord will notify Tenant in writing of Landlord's estimate of Tenant's Share of the

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Operating Costs and Real Property Taxes for the current year. As the Land is currently only a portion of the Larger Parcel and not a separate legal lot, and until the Land is a separately assessed legal parcel, Landlord will specially allocate to the Park for purposes of cost sharing under this Section 4.3 only a portion of the insurance and Real Property Taxes allocable to the Larger Parcel. The shares so allocated to the Park will consist of (i) all of the Real Property Taxes with respect to the improvements; (ii) a portion of the Real Property Taxes with respect to the land element of the Larger Parcel shown on the tax statement, being the ratio of the fair market value of the land within the Park, as determined by Landlord, to the value of the land shown on the tax statement;
(iii) all insurance costs with respect to the Larger Parcel, other than the cost of liability insurance; and (iv) a portion of the liability insurance costs with respect to the Larger Parcel, equal to the share of the Real Property Taxes, as determined under item (ii) above. Tenant shall pay such estimated amount in advance, in equal monthly installments, without deduction or offset, on or before the first (1st) day of each calendar month, with the payment of minimum rent required pursuant to Section 3.1 above. "Tenant's Share" of the cost to be shared shall be determined by multiplying the amount by a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the rentable area of the Building. If the rentable area of the Premises or the Building change or are recalculated by Landlord, Tenant's Share will be adjusted accordingly. Following the end of each calendar year, Landlord will compute Tenant's Share for such year based on actual costs and, if Tenant's Share of the amounts due for such year is greater than the amounts already paid by Tenant pursuant to this Section 4.3, Tenant shall pay Landlord the deficiency within twenty (20) days after receiving written notice of such amount from Landlord. If the total amount paid for such year exceeds Tenant's Share, then Landlord shall credit such excess to the payment of next month(s) rent and additional rent which may thereafter become due under this Lease; however, upon the expiration or sooner termination of the Lease term, if Tenant has otherwise complied with all other terms and conditions of this Lease, Landlord shall refund such excess to Tenant. If at any time during a calendar year Landlord obtains additional information regarding costs or expenses of the Building, Land or Park, Landlord may at its election adjust the amount of the monthly installments due under this paragraph for the balance of the year to reflect such additional information, by giving Tenant written notice thereof, which notice also shall state the amount of the deficiency, if any, in the prior monthly payments for the calendar year. Tenant shall pay any such deficiency within thirty (30) days of its receipt of the notice and shall make the adjusted monthly payments for the remainder of the calendar year.

             (b)    For purposes of this Lease:

                    (i) "Operating Costs" means all expenses paid or reasonably incurred by Landlord or charged to Landlord for maintaining, managing, operating, repairing, replacing and administering the Park (including wetlands and Common Areas), and the personal property used in conjunction therewith, including without limitation, the costs of refuse collection, water, sewer, electricity, heat, air conditioning, fuel, light, fire protection, and other utilities; services; supplies; janitorial and cleaning services; window washing; snow, garbage and refuse removal; security services and systems; landscape and wetlands maintenance; services of independent contractors; compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, management, maintenance, repair, replacement and administration of the Park; Landlord's overhead costs, to the extent attributable to the Park; insurance premiums for all insurance carried with respect to the Park; the Park's share of expenses under easement, cross-easement or like agreements benefiting the Park; licenses, permits and inspection fees; subsidies, mitigation and other payments required by public bodies, including those for traffic signals and controls and for fire protection; professional management fees; rent for any on-site property management office; legal and accounting expenses and all other expenses or charges whether or not hereinabove described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, managing, operating, repairing, replacing and administering the Park, excluding: (a) costs of any special services rendered to individual tenants (including Tenant) for which a special charge is made; (b) Real Property Taxes; (c) ground lease rental payments and debt service on mortgages or deeds of trust encumbering the Park; (d) attorneys' and other fees and costs incurred in connection with disputes with tenants of the Building or the Park; (e) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except Operating Costs shall include amortization of capital improvements (1) which are designed with a reasonable probability of improving the operating efficiency of the Building or the Park, (2) required to comply with governmental laws or regulations not in effect when the Building was constructed, or (3) made

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for the general benefit or convenience of all tenants of the Building); (f)
legal fees, brokerage commissions, advertising costs or other related expenses incurred by Landlord in an effort to generate rental income; (g) repairs, alterations, additions, improvements or replacements made to correct any defect in the original design, materials or workmanship for the Premises or the Building (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear; (h) damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord's employees, contractors or agents; (i) Landlord's general overhead expenses; (j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (i) vacant space (excluding common areas) in the Building, or (ii) space for tenants or other occupants in the Building; (k) costs of any service provided to other occupants of the Building for which Landlord is reimbursed, or any other expense for which Landlord is reimbursed by another source (i.e., expenses covered by insurance or warranties), in either case other than reimbursement for Operating Costs; (l) costs incurred in connection with the original construction of the Premises or the Building; (m) any bed debt loss, rent loss, or reserves for bad debts or rent loss; (n) electric power costs which any tenant pays directly to the utility company; and (o) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due.

                    (ii) "Real Property Taxes" means all taxes on the Park (including common areas and facilities), and on personal property used in conjunction therewith, and taxes on property of tenants of the Park which have not been paid by such tenants directly to the taxing authority; surcharges and all local improvement and other assessments levied with respect to the Park and all other property used in connection with the operation of the Park; and any taxes levied or assessed in addition to or in lieu of, in whole or in part, such real or personal property taxes, or any other tax upon leasing of the Park or rents collected therefrom, other than any federal, state or local net income tax or franchise tax.

         4.4 LATE CHARGE; INTEREST. If Tenant fails to pay any amount due hereunder within ten (10) days of the due date, a late charge equal to five percent (5%) of the unpaid amount shall be assessed and be immediately due and payable. In addition, interest shall accrue on any payment which is more than ten (10) days past due at the rate of five percentage points (5%) per annum in excess of the prime business lending rate publicly quoted from time to time by Bank of America or its successor (the "Bank"), calculated from the date the payment was due to the date of payment. If the Bank ceases to quote a prime rate or similar rate, interest calculated under this Section 4.4 shall be based on the prime rate or similar rate of another United States national bank having an office in Seattle, Washington, selected by Landlord. If the foregoing rate exceeds the maximum rate permitted by applicable law, interest shall accrue at the maximum rate so permitted by law, from the date due until paid on any amount not paid when due.

                         SECTION V - CONDUCT OF BUSINESS

         5.1 USE OF PREMISES. Tenant shall use the Premises only for the purposes stated in Section 1.8. Tenant shall not use or permit the use of the Premises for any other business or purpose without Landlord's prior written consent. Tenant shall promptly comply with the rules and regulations of the Building and the Land, as set forth in EXHIBIT C attached, as the same may be changed from time-to-time by Landlord upon reasonable notice to Tenant.

         5.2 APPEARANCE OF PREMISES. Tenant shall maintain the Premises in a clean, orderly and neat fashion to conform with the high standards of the Park, permitting no odors to be emitted from the Premises and neither commit waste nor permit any waste to be committed thereon. Tenant shall not burn any trash in or about the Premises or permit any accumulation of trash. Tenant shall store all trash, refuse and waste material so as not to constitute a health or fire hazard or nuisance, in adequately covered containers which are located within the Premises which are not visible to the general public or in areas designated by Landlord.

         5.3 UNLAWFUL USE. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose in violation of any municipal, county, state or federal law, ordinance or regulation, or for any purpose offensive to the standards of the community of which the Building is a part. Tenant shall promptly comply, at its sole cost and expense, with all laws, ordinances, and regulations now in force or hereafter adopted and with the requirements of any board of fire underwriters or similar body relating to or affecting the condition, use or occupancy of the

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Premises. Landlord shall cause Common Areas to be delivered in compliance with
ADA requirements, and the Building to be delivered in an asbestos free condition, at the time of completion thereof.

         5.4 LIENS AND ENCUMBRANCES. Tenant shall keep the Premises free and clear of all liens and encumbrances arising or growing out of its use and occupancy of the Premises. If any lien is filed against the Park as a result of the action or inaction of Tenant, Tenant shall within ten (10) days of demand by Landlord post a bond in statutory amount to cause the lien to be removed of record.

         5.5 HAZARDOUS SUBSTANCES. Tenant shall not, without Landlord's prior written consent, keep any substances designated as, or containing components designated as, hazardous, dangerous, toxic, or harmful, and/or subject to regulation under any federal, state, or local law, regulation, or ordinance ("Hazardous Substances") on or around the Premises, common areas, or Land, except normal office supplies and cleaning products found in general business offices, but only if Tenant shall use, store and dispose of such in accordance with manufacturers' and suppliers' recommendations and all applicable laws, regulations and ordinances. Tenant shall be fully and completely liable to Landlord for, and shall indemnify, defend and hold Landlord harmless with respect to, any and all cleanup costs and any and all other charges, fees, fines, expenses, liabilities, suits, causes of action, costs and penalties of every kind and nature relating to or growing out of Tenant's or its contractors, agents, employees, subtenants, guests or invitees use, storage, disposal, transportation, generation, release or sale of Hazardous Substances on, under, about or from the Premises, Building or Park.

         5.6 SIGNS. Landlord shall provide Building standard directory and suite entry signage for Tenant at Landlord's expense. Tenant shall not erect or place, or permit to be erected or placed, or maintain any signs of any nature or kind whatsoever on the exterior walls or windows of the Premises or elsewhere in the Land without Landlord's prior written consent.

                    SECTION VI - UTILITIES AND OTHER CHARGES

         6.1 UTILITIES. Tenant shall pay prior to delinquency for all electricity, telephone, water, gas, sewer, garbage, fire protection and any other utilities which are separately metered to the Premises and, as part of its share of Section 4.3 operating costs for all other utilities which are not separately metered. Landlord shall select and control the utility service provider to the Building and shall have the right at any time and from time to time to change electrical service provider. Tenant shall cooperate with Landlord to allow the electrical service provider with access to electrical lines and equipment within the Premises. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of utilities or services due to any cause whatsoever; of services or utilities incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or other events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or to relieve Tenant from any of Tenant's obligations hereunder or to give Tenant a right of action against Landlord for damages; provided, however, if the disruption is due to Landlord's negligence and continues for a period in excess of forty eight (48) consecutive hours, then rent shall abate thereafter to the extent of the disruption.

         6.2      SERVICES.

                  (a) As long as Tenant is not in default under this Lease, Landlord shall furnish the Leased Premises with electricity for office use, including lighting and low power usage (110 volt) office machines, water and elevator services. Landlord shall also provide routine janitorial and refuse removal service on weekdays, other than holidays. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish the Leased Premises with heat and air conditioning services. If requested by Tenant, Landlord shall furnish heat and air conditioning services at times other than Normal Business Hours, and Tenant shall pay for the cost of such services at rates established by Landlord as Additional Rent. The initial rate for after hours heating and air conditioning services is $30.00 per hour, which rate shall be increased annually to reflect increases in utility, administration and other costs related thereto.

                  (b) If Tenant requires garbage and refuse removal of a different kind or a more intense level than Landlord customarily provides for offices in the Park, or if Tenant's garbage or

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refuse involves other materials requiring special handling, Tenant shall promptly pay Landlord, as Additional Rent, for the additional costs and expenses incurred by Landlord in providing such services and shall comply, at its sole cost and expense, with procedures established for such by Landlord. If Tenant's garbage contains medical wastes Tenant shall store and remove such, at Tenant's sole cost and expense, in accordance with the requirements of applicable law and such procedures as Landlord may from time to time establish.

                  (c) The Building standard mechanical system is designed to accommodate heating loads of up to one and two-tenths (1.2) watts per square foot generated by lights and three (3) watts per square foot generated by equipment, for a maximum of four and two-tenths (4.2) watts per square foot. Tenant shall obtain Landlord's prior written consent before installing lights and equipment in the Leased Premises which in the aggregate exceed such amount. Landlord may refuse to grant such consent unless Tenant agrees to pay (1) the costs incurred by Landlord for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights and
(2) in advance, on the first day of each month during the Lease term, the amount estimated by Landlord as the excess cost of furnishing electricity for the operation of such equipment or lights above normal Building office levels and the amount estimated by Landlord as the cost of operation and maintenance of supplementary air conditioning units as necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install, operate and maintain a monitoring/metering system in the Leased Premises to measure the added demands on electricity, heating, ventilation and air conditioning systems, resulting from such equipment and lights and from Tenant's after-hours requirements.

                  (d) Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption or failure of services due to any cause whatsoever, including, but not limited to, electrical surges, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or to relieve Tenant from any of Tenant's obligations hereunder or to give Tenant a right of action against Landlord for damages; provided, however if the disruption is due to Landlord's negligence and continues for a period in excess of forty eight (48) consecutive hours, then rent shall abate thereafter to the extent of the disruption while such disruption continues.

         6.3 LICENSES AND TAXES. Tenant shall be liable for, and shall pay throughout the term of this Lease, all license and excise fees and occupation taxes covering the business conducted on the Premises and all personal property taxes levied with respect to all personal property located at the Premises. If any governmental authority levies a tax or license fee on rents payable under this Lease or rents accruing from use of the Premises or a tax or license fee in any form against Landlord or Tenant because of or measured by or based upon income derived from the leasing or rental thereof (other than a net income tax on Landlord's income), or a transaction privilege tax, such tax or license fee shall be paid by Tenant, either directly if required by law, or by reimbursing Landlord for the amount thereof upon demand.

                              SECTION VII- DEPOSIT

         7.1 DEPOSIT. As partial consideration for the execution of this Lease, Tenant has deposited with Landlord the sum set forth in Section 1.6. Landlord shall pay Tenant the balance thereof, without interest, within thirty (30) days after the expiration or prior termination of the Lease term, or any extension thereof, if and only if Tenant has fully performed all of its obligations under the terms of this Lease. Landlord shall be entitled to withdraw from the deposit the amount of any unpaid minimum rent or additional rent or other charges not paid to Landlord when due, and Tenant shall immediately redeposit an amount equal to that so withdrawn.

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

                    SECTION VIII - COMPLETION AND ALTERATIONS

         8.1 DELIVERY OF PREMISES. Landlord shall deliver the Premises to Tenant in an AS IS condition, except as provided for in EXHIBIT D attached hereto. Tenant shall inspect the Premises and advise Landlord within ten (10) days of Landlord's delivery thereof of any defects in the Premises.

         8.2 ALTERATIONS BY TENANT. Tenant shall not make any alterations, additions or improvements in or to the Premises, other than interior work which does not affect the Building structure or systems and costs less than Five Thousand Dollars ($5,000) without first submitting to Landlord professionally-prepared plans and specifications for such work and obtaining Landlord's prior written approval thereof. Tenant covenants that it will cause all such alterations, additions and improvements to be performed at Tenant's sole cost and expense by Landlord or a contractor approved by Landlord and in a manner which: (a) is consistent with the Landlord-approved plans and specifications and any conditions imposed by Landlord in connection therewith;
(b) is in conformity with commercial standards; (c) includes acceptable insurance coverage for Landlord's benefit; (d) does not affect the structural integrity of the Building; (e) does not disrupt the business or operations of adjoining tenants; and (f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Park. With respect to any alterations, additions and improvements made by Landlord for Tenant, at Tenant's request, Tenant shall pay Landlord a supervision fee which shall be in an amount comparable to the fee a third party contractor would charge in connection with a comparable project. Tenant shall secure all governmental permits and approvals, as well as comply with all other applicable governmental requirements and restrictions. All alterations, additions and improvements (expressly including all light fixtures, heating, ventilation and air conditioning units and floor coverings), except trade fixtures and appliances and equipment not affixed to the Premises, shall immediately become the property of Landlord without any obligation on its part to pay therefor. Tenant shall remove such improvements on the termination of this Lease and restore the Premises to the condition which existed prior to such improvements, unless otherwise directed by Landlord at the time Landlord gives its consent thereto.

                      SECTION IX - MAINTENANCE OF PREMISES

         9.1 MAINTENANCE AND REPAIR BY TENANT. Except for routine janitorial services performed by Landlord's janitorial service and for matters which are Landlord's responsibility under terms of Section 9.3, Tenant shall at all times keep the entire Premises (including doors and entrances, all windows and molding and trim of all doors and windows) and all partitions, door surfaces, trade fixtures and appurtenances thereof in good order, condition and repair. Tenant shall immediately replace all broken glass in the Premises. Tenant shall reimburse Landlord for all increases in Landlord's Common Area janitorial services attributable to abnormal Premises conditions not rectified within ten
(10) days after notice and for all special services requested by Tenant, including after hours services.

         9.2 FAILURE TO MAINTAIN. If Tenant fails to keep and maintain the Premises in the condition set forth in Section 9.1, Landlord may, at its option, after execution of the applicable cure period, put or cause the same to be put in the condition required thereunder, and Tenant on demand shall pay Landlord the entire cost thereof within ten (10) days after its receipt of an invoice therefor.

         9.3 REPAIRS BY LANDLORD. Except for maintenance attributable to the negligent or wrongful acts of Tenant or its employees, agents, contractors, guests or invitees or its or their breach of applicable law or Tenant's breach of its obligations under this Lease or to improvements made by Tenant, Landlord shall maintain and repair the roof structure, exterior walls, foundation and building structure of the Building and all systems serving the Premises in a good state of repair. Landlord shall perform any repair or maintenance work called to its attention by Tenant within a reasonable period of time after receipt of such notice from Tenant. However, if the repair or maintenance work in question creates an imminent risk of injury to persons or material damages to property, and if Landlord has not commenced to address the problem within three
(3) business days after Landlord's receipt of written notice thereof from Tenant identifying the problem as such, Tenant may undertake work to deal with the immediate nature of the problem, as opposed to the long run resolution thereof, and shall be reimbursed by Landlord for the reasonable out-of-pocket costs incurred within twenty (20) days after Landlord's receipt of an invoice and supporting documentation therefor. There shall be no abatement or reduction of rent arising by reason of Landlord's making of repairs, alterations or improvements. All costs incurred by Landlord in performing services under this Section 9.3 shall be included as part of Operating Costs.

         9.4 SURRENDER OF PREMISES. At the expiration or sooner termination of this Lease, Tenant shall return the Premises to Landlord in the same condition in which received (or, if altered, then the Premises shall be returned in such altered condition unless otherwise directed by Landlord under terms of Section 8.2), reasonable wear and tear excepted. Prior to such return, Tenant shall remove its trade fixtures and appliances and equipment which have not been attached to the Premises, and shall restore the Premises to the condition they were in prior to the installation of said items. In no event shall Tenant remove floor coverings; heating, ventilating and air conditioning equipment; lighting equipment or fixtures; wall coverings; window coverings; or other operating equipment or decorations unless otherwise directed by Landlord. Tenant's obligation to perform this covenant shall survive the expiration or termination of this Lease.

                            SECTION X - COMMON AREAS

         10.1 CONTROL OF COMMON AREAS BY LANDLORD. During the term of this Lease, Tenant and its employees, customers and invitees, shall have the nonexclusive right to use all entrances and other public areas of the Park (the "Common Areas"), in common with Landlord, other Park tenants and their respective employees, customers and invitees. Landlord at all times shall have the exclusive control and management of the Common Areas and no diminution of the Common Areas shall be deemed a constructive or actual eviction of Tenant or entitle Tenant to compensation or a reduction or abatement of rent. Landlord shall have the right from time to time to establish, modify and enforce rules and regulations regarding the use of the Common Areas and the right to change the area, level, location and arrangement of the Common Areas. Tenant shall have the right to use up to four (4) non-reserved parking spaces on the Land for each one thousand (1,000) square feet of Premises area, in common with other tenants of the Park. If Tenant so elects and advises Landlord in writing thereof, it shall have the right to have up to seven (7) of such unassigned spaces under cover, for which it shall pay Landlord a monthly fee of Twenty Five Dollars ($25.00) per space per month. Tenant shall cause its employees and invitees to comply with such rules and regulations from time-to-time promulgated with respect to the parking areas of the Land.

                      SECTION XI - INSURANCE AND INDEMNITY

         11.1     INDEMNIFICATION.

                  (a) Landlord shall not be liable for any injury to any person, or for any loss of or damage to any property (including property of Tenant) occurring in or about the Premises from any cause whatsoever, other than the gross negligence or intentional misconduct of Landlord or its employees or agents, or for interference with light, air or view or for any latent defect in the Premises. Tenant shall indemnify, defend and save Landlord, its officers, agents, employees and contractors, and other tenants and occupants of the Park, harmless from all losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and attorneys' fees and other costs incurred in connection with such claims, regardless of whether claims involve litigation) resulting from any actual or alleged injury to any person or from any actual or alleged loss of or damage to any property alleged to be attributable to Tenant's operation or occupation of the Premises or caused by or resulting from any act or omission of Tenant or any licensee, assignee, or concessionaire, or of any officer, agent, employee, guest or invitee of any such person in or about the Premises, including, but not limited to, the deposit or release of hazardous or toxic materials or substances or Tenant's breach of its obligations hereunder. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees.

                  (b) Landlord shall indemnify, defend and hold Tenant harmless from and against any losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees resulting from injury to any person attributable to any negligence or wrongful acts of Landlord or its employees, agents or contractors or from Landlord's breach of this Lease.

                  (c) Notwithstanding any of the foregoing, if losses, liabilities, damages, liens, costs and expenses so arising are caused by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, a party shall indemnify the other only to the extent of its own negligence or that of its officers, agents, employees, guests or invitees. As between

Landlord and Tenant, the foregoing indemnity is specifically and expressly intended to constitute a waiver of a party's immunity under Washington's Industrial Insurance Act, RCW Title 51, for the sole purpose of and only to the extent necessary to provide the other party with a full and complete indemnity from claims made against indemnified parties by the indemnifying party's employees. The indemnification provided for in this Section with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS SECTION 11.1 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

         11.2 INSURANCE. Tenant shall, at its own expense, maintain comprehensive or commercial general liability insurance with broad form and stop gap (employer's liability) endorsements in minimum limits of $2,000,000 per occurrence and general aggregate for property damage or loss and minimum limits of $2,000,000 per occurrence and general aggregate for personal injuries and death, to indemnify Landlord, Tenant and any lender designated by Landlord ("Lender") against claims, demands, losses, damages, liabilities and expenses. Landlord shall have the right to periodically review the appropriateness of such limits in view of changing industry conditions and court decisions and to require a reasonable increase in such limits upon ninety (90) days prior written notice to Tenant. Landlord and Lender shall be named as additional insureds and shall be furnished with a certificate of such policy or policies of insurance which shall bear an endorsement that the same shall not be canceled nor materially reduced in coverage or limits without thirty (30) days prior written notice to Landlord and Lender. During the Lease term, Tenant shall also maintain at its own expense insurance covering its furniture, fixtures, equipment and inventory and all improvements which it makes to the Premises in an amount equal to the full insurable value thereof, against fire and such other perils as are covered by an all risk policy with plate glass endorsement, including all glass on the Premises. All insurance required under this Lease shall (a) be issued by insurance companies authorized to do business in the State of Washington and having a financial rating of at least A, Class X status, as rated in the most recent edition of Best's Insurance Reports, or with companies otherwise acceptable to Landlord; (b) be issued as a primary policy, or under the blanket policy, not contributing with and not in excess of coverage which Landlord may carry; (c) in the case of the liability policy, contain a contractual liability coverage endorsement; and (d) with deductibles approved by Landlord. If Tenant fails to maintain such insurance, Landlord may do so, and Tenant shall reimburse Landlord for the full expense thereof upon demand.

         11.3 INCREASE IN INSURANCE PREMIUMS. Tenant shall not keep or use in the Premises any article which is prohibited by Landlord's insurance policy, it being agreed that normal business office furniture, office machinery and equipment does not violate such prohibitions. Tenant shall pay immediately any increase in Landlord's premiums for insurance during the term of this Lease which results from Tenant's occupancy or use of the Premises. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization establishing the insurance rate on the Premises showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the insurance rate on the Premises.

         11.4 WAIVER OF SUBROGATION. Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the property of the other party for any loss or damage to any building, structure or tangible personal property of the other occurring in or about the Premises, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by property insurance benefiting the party suffering such loss or damage or was required to be covered by property insurance under terms of this Lease. Each party shall cause each insurance policy obtained by it insuring its property to contain the waiver of subrogation clause.

                     SECTION XII - ASSIGNMENT AND SUBLETTING

         12.1 ASSIGNMENT OR SUBLEASE. Tenant shall not sublet the whole or any part of the Premises, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In determining whether to consent to a proposed assignment or subletting, Landlord may consider any commercially reasonable basis for approving or disapproving the proposed subletting or assignment, including without limitation the following factors: (i) the experience and business reputation of the proposed assignee or sublessee, (ii) the clientele, personnel and traffic which will be generated by the proposed assignee or sublessee, (iii) notwithstanding that Tenant and/or others may remain liable under this Lease, whether the proposed assignee or sublessee has a net worth and financial strength and credit record satisfactory to Landlord, and (iv) whether the use of the Premises by the proposed assignee or sublessee will be substantially the same as the use required by this Lease, or if the use is different than the use provided for under this Lease, such use is consistent with a first class office park and will not violate or create any potential violation of any laws and such use will not result in a breach or violation of any other lease or agreement by which Landlord is bound. In lieu of giving its consent, Landlord shall have the right to terminate this Lease, unless Tenant rescinds its request for consent within three (3) business days notice after Tenant receives notice of Landlord's intention to terminate. Any assignment or sublease without Landlord's prior written consent shall, at Landlord's option, be void. Each assignment shall be by an instrument in writing in form satisfactory to Landlord. Failure to first obtain in writing Landlord's written consent or to comply with the provisions of this section shall operate to prevent any such assignment or sublease from becoming effective. If Tenant assigns its interest in this Lease or sublets the Premises, Tenant shall pay to Landlord any and all consideration received by Tenant for such assignment or sublease. Tenant shall also pay all reasonable out-of-pocket attorneys' fees (based on actual time spent and normal hourly rates) and other costs incurred by Landlord in connection with Landlord's consideration of Tenant's request for approval of assignments or subleases, including assignments for security purposes.

         12.2 OWNERSHIP. Any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote the majority of Tenant's outstanding stock or membership or partnership interests, shall constitute an assignment for the purposes of this section.

         12.3 ASSIGNMENT BY LANDLORD. If Landlord sells or otherwise transfers the Building, or if Landlord assigns its interest under this Lease (other than for security purposes) and such purchaser, transferee or assignee assumes Landlord's obligations hereunder arising thereafter, Landlord shall thereupon be relieved of all liabilities hereunder arising thereafter, but this Lease shall otherwise remain in full force and effect.

                     SECTION XIII - DESTRUCTION OF PREMISES

         13.1 PARTIAL DESTRUCTION. If the Premises are rendered partially untenantable by fire or other insured casualty, and if the damage is repairable within sixty (60) days from the date of the occurrence (with the repair work and preparations therefore to be done during regular working hours on regular work days), Landlord shall repair the Premises with due diligence and the monthly minimum rental and additional rent shall be abated in the proportion that the untenantable portion of the Premises bears to the whole thereof for the period from the date of the casualty to the completion of the repairs, unless the casualty results from Tenant's negligence or its breach of the terms hereof. If thirty percent (30%) or more of the rentable area of the Building is destroyed or damaged, then regardless of whether the Premises are damaged, Landlord may terminate this Lease as of the date of such damage or destruction by giving notice of termination to Tenant within thirty (30) days thereafter.

         13.2 TOTAL DESTRUCTION. If the Premises are completely destroyed by fire or other casualty, or if they are damaged by uninsured casualty, or by insured casualty to such an extent that the damage cannot be repaired within sixty (60) days of the occurrence, Landlord shall have the option to restore the premises or to terminate this Lease on thirty (30) days written notice, effective as of any date not more than sixty (60) days after the occurrence. If this Section becomes applicable, Landlord shall advise Tenant within thirty (30) days after such casualty whether Landlord elects to restore the Premises or to terminate this Lease. If Landlord elects to restore the Premises, it shall commence and prosecute the restoration work with diligence. For the period from the date of the casualty until completion of the repairs (or the date of termination of this Lease, if Landlord elects not to restore the Premises), the monthly minimum rent and additional rent shall be abated in the same proportion that the untenantable portion of the Premises bears to the whole thereof, unless the casualty results from Tenant's negligence or its breach of its obligations under this Lease. If the Premises are totally damaged or destroyed, and the repairs to the Premises have not been completed within nine (9) months after the damage or destruction (subject to force majeure and Tenant delays) despite Landlord's diligent efforts, then Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof within thirty
(30) days after the end of the foregoing nine (9) month period, which notice will be effective if Landlord does not complete the repairs within thirty (30) days after Tenant delivers its termination notice to Landlord.

         13.3 LIMITATION. Landlord shall not be liable to Tenant for destruction or damage to any of Tenant's property including fixtures, equipment or other improvements, or for damages or compensation for inconvenience, loss of business or disruption arising from repairs or restoration of any portion of the Building or the Premises.

                          SECTION XIV - EMINENT DOMAIN

         14.1 TOTAL TAKING. If all of the Premises are taken by eminent domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all rentals shall be paid to that date. The term "eminent domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person.

         14.2 PARTIAL TAKING. If a taking of any part of the Premises by eminent domain renders the remainder thereof unusable for the business of Tenant, in the reasonable judgment of Landlord, this Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty
(30) days after Landlord receives notice (and provides Tenant written notice) of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by eminent domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition it was in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its fixtures, furniture, furnishings, floor covering and equipment to the same condition they were in immediately prior to such taking. The minimum rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the area taken bears to the total area of the Premises prior to taking.

         14.3 DAMAGES. Landlord reserves all right to the entire damage award or payment for any taking by eminent domain or a transfer in lieu thereof, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business as a result of such taking. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request; however, Tenant shall have the right to receive from the condemning authority all compensation for any loss incurred by Tenant in removing Tenant's furniture, trade fixtures and equipment and for Tenant's personal property which is taken, as provided for in the condemning authority's final offer.

                         SECTION XV - DEFAULT OF TENANT

         15.1     DEFAULTS.

                  (a) Time is of the essence of this Lease. Tenant shall be in default under this Lease if (i) Tenant violates or breaches or fails to keep or perform any covenant, term or condition of this Lease, or (ii) Tenant or any guarantor of Tenant's obligations under this Lease (a "Guarantor") files or is the subject of a petition in bankruptcy, or (iii) a trustee or receiver is appointed for Tenant's or any Guarantor's assets, or (iv) Tenant or any Guarantor makes an assignment for the benefit of creditors, or (v) Tenant vacates or abandons the Premises. If the default under (i) above is the nonpayment of rent, additional rent or any other sum payable by Tenant under this Lease, Tenant shall have three (3) days after written notice to cure the default. If the default under (i) above is something other than nonpayment of rent, additional rent or any other sum payable by Tenant under this Lease, Tenant shall have ten (10) days following receipt of written notice from Landlord within which to cure any such default; provided, if the nature of the default is such that the same cannot reasonably be cured within such ten (10) day period, the cure period shall be extended for so long as may be reasonably necessary to cure the default so long as Tenant commences the cure within the initial ten (10) day period, thereafter diligently prosecutes the cure to completion in good faith, and furnishes Landlord with such assurances and indemnities as Landlord may reasonably require to insure completion thereof and fully and completely protect Landlord from any loss or liability resulting from any such default or any delay by Tenant in curing the default. The foregoing notices and cure periods include, and are not in addition to, any notices and cure periods otherwise required by RCW 59.12, as now or hereafter amended, or any legislation in substitution therefor. Landlord shall use commercially reasonable efforts to mitigate its losses.

                  (b) If a default is not cured within the applicable cure period, if any, Landlord shall have the following rights and remedies, at its option which shall not be exclusive, but shall be cumulative and in addition and supplemental to any and all other rights and/or remedies that Landlord may have at law or if equity: (1) to declare the term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or (2) without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or (3) even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. If Landlord reenters the Premises under option (2) above, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

                  (c) If Landlord elects to terminate this Lease pursuant to the provisions of options (1) or (3) in subparagraph b above, Landlord may recover from Tenant as damages, the following: (i) the worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, including, but not limited, any costs or expenses incurred by Landlord in (1) retaking possession of the Premises, including reasonable attorneys' fees therefor, (2) maintaining or preserving the Premises after such default, (3) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (4) leasing commissions, and (5) any other costs necessary or appropriate to relet the Premises; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington. As used in items (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the interest rate specified in
Section 4.4 hereof. As used in item (iii) above, the "worth at the time of award" is computed by using a discount rate of five percent (5%). Landlord shall use commercially reasonable efforts to mitigate its losses.

                  (d) For all purposes of this Section 15.1 only, the term "rental" shall be deemed to be the minimum rental and all additional rent and other sums required to be paid by Tenant pursuant to the terms of this Lease. All such sums, other than the minimum rental, shall, for the purpose of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that if it becomes necessary to compute such rental before such a twelve (12) month period has occurred then such rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

         15.2 LEGAL EXPENSES. If either party consults an attorney in order to enforce this Lease the prevailing party shall be entitled to reimbursement from the non-prevailing party for the prevailing party's reasonable costs and attorneys' fee, whether such costs and attorneys' fees are incurred with or without litigation, in a bankruptcy court or on appeal.

         15.3 REMEDIES CUMULATIVE; WAIVER. Landlord's remedies hereunder are cumulative, and Landlord's exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or alter, affect or prejudice any other right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent nor any other acts or omissions of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any future time to estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

              SECTION XVI - ACCESS BY LANDLORD; DEFAULT OF LANDLORD

         16.1 RIGHT OF ENTRY. Landlord and its agents shall have the right to enter the Premises at any time upon reasonable prior notice to Tenant, to examine the same, to show them to prospective purchasers, lenders or, during the last six (6) months of the Lease term or while Tenant is in default under this Lease, tenants, to make such alterations, repairs, improvements or additions as Landlord may deem necessary; provided, in an emergency or perceived emergency or to provide normal services (such as janitorial service) to the Premises, no advance notice shall be required. Landlord shall use diligent efforts to accomplish such in a manner which will minimize the disruption of Tenant's operations in the Premises. If Tenant is not personally present to permit entry and an entry is necessary in an emergency, Landlord may enter the same by master key/security card or may forcibly enter the same, without rendering Landlord liable therefor. Nothing contained herein shall be construed to impose upon Landlord any duty of repair except as specifically provided for herein. Tenant shall not change the locks to, or security systems for, the Premises without first advising Landlord thereof and providing Landlord with the requisite keys or access cards.

         16.2 EXCAVATION. If Landlord authorizes an excavation upon land adjacent to the Premises, Tenant shall permit the person doing the excavation to enter the Premises for the purpose of doing such work as Landlord deems necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations, without any claim for damage or indemnification against Landlord or diminution or abatement of rent, so long as Landlord uses diligent efforts to minimize the impact of such work on Tenant's operations.

         16.3 DEFAULT OF LANDLORD. If Landlord defaults in the performance of any covenant required to be performed by Landlord, Tenant may serve upon Landlord a written notice specifying the default. If Landlord does not remedy the default within thirty (30) days following receipt thereof or, in the case of a default which reasonably requires more than thirty (30) days to cure, if Landlord has not commenced to remedy the same within thirty (30) days following receipt thereof, Tenant may, after expiration of the notice period specified in
Section 19.8 hereof, cure the default on Landlord's behalf and the costs incurred by Tenant in so doing shall be paid by Landlord to Tenant within thirty
(30) days after Tenant's giving Landlord written notice of the amounts so incurred, together with reasonable supporting information or documentation.

                      SECTION XVII - SURRENDER OF PREMISES

         17.1 SURRENDER OF POSSESSION. Tenant shall promptly yield and deliver to Landlord possession of the Premises upon the expiration or earlier termination of this Lease in the condition they were required to be maintained hereunder (subject to the removals required or permitted hereunder). Landlord may place and maintain a "For Rent" sign in conspicuous places on the Premises for sixty (60) days prior to the expiration or earlier termination of this Lease.

         17.2 HOLDING OVER. Any holding over by Tenant after the expiration of the term hereof with Landlord's prior written consent shall be construed as a tenancy from month to month on the terms and conditions set forth herein, except that the rental rate shall equal one and one-half (1 1/2) times the rental rate in effect on the date of expiration of this Lease which tenancy may be terminated by either party upon thirty (30) days written notice to the other party. Any holding over by Tenant after the expiration of the term hereof without Landlord's prior written consent shall be deemed to be a tenancy at will, terminable at any time by Landlord at a rental rate equal to two and one-half (2 1/2) times the rental rate in effect on the date of expiration of the Lease term, prorated on a daily basis, and otherwise on the terms, covenants and conditions of this Lease to the extent applicable. Tenant shall be liable for all damages suffered by Landlord if it holds over without Landlord's prior written consent.

                         SECTION XVIII - QUIET ENJOYMENT

         18.1 LANDLORD'S COVENANT. Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease on its part to be performed, shall have and quietly enjoy the Premises for the term set forth herein, if its performance of such terms, covenants and conditions continues for such period, subject, however, to matters of record on the date hereof and to those matters to which this Lease may be subsequently subordinated.

                           SECTION XIX - MISCELLANEOUS

         19.1 NOTICES. Any notices required in accordance with any of the provisions herein shall be in writing and delivered, sent by fax, overnight courier or mailed by registered or certified mail to the Landlord at 700 Fifth Avenue, Suite 6000, Seattle, Washington 98104, fax no. (206) 621-0835; to Tenant at the Premises, fax no. 425-487-8338; or to such other address as a party shall from time to time advise the other party by a written notice given in accordance with this Section 19.1. If Tenant is a partnership or joint enterprise, any notice required or permitted hereunder may be given by or to any one partner thereof with the same force and effect as if given by or to all thereof. If mailed, a notice shall be deemed received two (2) business days after the postmark affixed on the envelope by the United States Post Office.

         19.2 SUCCESSORS OR ASSIGNS. All of the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and, subject to the terms of Section 12.1 hereof, their respective heirs, administrators, executors, successors and permitted assigns, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise, and shall be construed as covenants running with the land.

         19.3 INSOLVENCY. If a petition is filed under the Bankruptcy Act or other law to have Tenant reorganized, dissolved or liquidated, or if a trustee or receiver is appointed for Tenant's assets under the Bankruptcy Act or other law or if a proceeding commenced to foreclose any mortgage or any other lien on Tenant's interest in the Premises or on personal property kept or maintained thereon, or if Tenant makes an assignment for the benefit of creditors, then Tenant shall be deemed in default hereunder.

         19.4 TENANT DEFINED. The word "Tenant" as used herein shall mean each and every person, partnership or corporation who is mentioned as Tenant herein or who executes this Lease as Tenant. If there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

         19.5 BROKERAGE COMMISSIONS. Landlord will pay a brokerage commission to Broderick Group ("Broker") in accordance with separate agreement between Landlord and Broker. Tenant agrees to indemnify and hold Landlord harmless from all liabilities and claims for brokerage commissions or finder's fees growing out of agreements which Tenant has made with persons or entities other than Broker, including any fee due Broker in excess of the fee which Landlord has agreed to pay.

         19.6 PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         19.7 RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. However, upon Landlord's request, both parties shall execute a memorandum of this Lease, in a form customarily used for such purpose of recordation. The memorandum shall describe the parties, the Premises and the term of this Lease and shall incorporate the other terms of this Lease by reference.

         19.8  SUBORDINATION; NOTICE TO LENDER; ATTORNMENT.

                  (a) Unless otherwise designated by Landlord, this Lease shall be subordinate to all existing or future mortgages and deeds of trust on the Park, and to any extensions, renewals or replacements thereof; however, Tenant's possession of the Premises pursuant to this Lease may not be disturbed by any such mortgagee so long as Tenant is not in default under this Lease. Within twenty (20) days of Landlord's request therefor Tenant shall execute and deliver to the Lender designated by Landlord a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached as EXHIBIT E to reflect such subordination of this Lease. Within twenty (20) days of Landlord's request therefor, Tenant shall execute and deliver to third parties designated by Landlord an estoppel certificate or letter in the form requested by Landlord or its lender that correctly recites the facts with respect to the existence, terms and status of this Lease. Tenant agrees to attorn to Landlord's successor following any foreclosure sale or transfer in lieu thereof.

                  (b) Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is given to Landlord and to any lender who has been identified to Tenant in writing as a party to whom notice must be sent. Any lender of Landlord entitled to notice pursuant to the preceding sentence shall have the right to cure any default on behalf of Landlord within the cure period provided in paragraph 5 of Exhibit E hereto.

         19.9 FINANCIAL STATEMENTS. Within ten (10) days after Landlord's request therefor, Tenant shall deliver to Landlord such current financial statements regarding Tenant as Landlord may reasonably request. Tenant shall certify the accuracy of such statements. Landlord may make the financial statements available to potential lenders or purchasers, but shall otherwise preserve their confidentiality except in connection with legal proceedings between the parties or as otherwise directed by court rule or order.

         19.10 LIABILITY OF LANDLORD. Tenant shall look solely to Landlord's interests in the Building (including without limitation the rents, issues and profits from the Building) for the satisfaction of any judgment or decree against Landlord based upon any default under this Lease, and no other property or assets of the Landlord (or its partners) shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

         19.11 FORCE MAJEURE. Landlord shall not be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or other labor disturbances, civil commotion or war.

         19.12 TRANSPORTATION MANAGEMENT PROGRAM; RECYCLING. Tenant shall cooperate with Landlord in meeting the objectives and complying with the terms and conditions of any transportation management plan applicable to the Building or the Land. Landlord will provide Tenant with a copy of any such transportation management plan now or hereafter in effect. In addition, Tenant will cooperate with and participate in any and all recycling programs now or hereafter in place with respect to the Building or the Land.

                         SECTION XX - EXECUTION OF LEASE

         20.1 EXECUTION BY LANDLORD AND TENANT; APPROVAL OF LENDER. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and, if so indicated by Landlord, until it has been approved in writing by Lender and fully executed copies have been delivered to Landlord and Tenant. Tenant agrees to make such changes herein as may be requested by Lender so long as such do not increase amounts due from Tenant hereunder or otherwise materially alter its rights hereunder.

                 SECTION XXI - ENTIRE AGREEMENT - APPLICABLE LAW

         21.1 ENTIRE AGREEMENT - APPLICABLE LAW. This Lease and the Exhibits attached hereto, and by this reference incorporated herein, set forth the entire agreement of Landlord and Tenant concerning the Premises, and there are no other agreements or understanding, oral or written, between Landlord and Tenant concerning the Premises. Any subsequent modification or amendment of this Lease shall be binding upon Landlord and Tenant only if reduced to writing and signed by them. This Lease shall be governed by, and construed in accordance with the laws of the State of Washington.

         DATED as of the day and year first written above.

                                      LANDLORD:

Executed this 28TH day                SPF HOLDING COMPANY,
of December, 1999                     a Washington corporation


                                      By   /s/ Herman Sarkowsky
                                         --------------------------------
                                           Its President

                                      TENANT:

Executed this 23RD day                TCSI CORPORATION,
of December, 1999                     a Nevada corporation


                                      By  /s/ Arthur H. Wilder
                                         -------------------------------
                                          Its  Vice President

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )


         On this 28TH day of DECEMBER, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared HERMAN SARKOWSKY, known to me to be the PRESIDENT of SPF HOLDING COMPANY, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

         I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                                            /s/ Sharon L. Corbett
                                            -----------------------------
                                            Signature

[Notary Stamp]
                                            SHARON L. CORBETT
                                            -----------------------------
                                            Print Name
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at BELLEVUE.
                                            My commission expires SEPTEMBER 24,
                                            2003.

STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF ALAMEDA         )

         On this 23RD day of DECEMBER, 1999, before me, the undersigned, a Notary Public in and for the State of California, duly commissioned and sworn personally appeared ARTHUR H. WILDER, known to me to be the VICE PRESIDENT of TCSI CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

         I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                                            /s/ Stephen M. Wong
                                            ------------------------------------
                                            Signature

[Notary Stamp]
                                            Stephen M. Wong
                                            ------------------------------------
                                            Print Name
                                            NOTARY PUBLIC in and for the State
                                            of California, residing at
                                            LIVERMORE, CA.
                                            My commission expires OCTOBER 21,
                                            2003.